CENTER BANCORP, INC. DECLARES 5% STOCK DIVIDEND

Union, New Jersey, March 29, 2007 ---Center Bancorp, Inc. (NASDAQ: CNBC) parent company, to Union Center National Bank of Union, New Jersey, announced that the Board of Directors has declared a 5% stock dividend on its common stock. The stock dividend is payable June 1, 2007, to shareholders of record on May 1, 2007.

John J. Davis President & CEO, stated that this represents the ninth time in the last eleven years that Center Bancorp, Inc. has paid a stock dividend or split the stock.

About Center Bancorp

Center Bancorp, Inc., through its wholly owned subsidiary, Union Center National Bank, Union, New Jersey, currently operates 15 banking locations. Banking centers are located in Union Township (6 locations), Berkeley Heights, Boonton/Mountain Lakes, Madison, Millburn/Vauxhall, Morristown (3 locations), Springfield, and Summit, New Jersey. Construction will begin shortly on a new banking location in Florham Park, New Jersey and plans are underway to add a branch in Cranford, New Jersey as well. The Bank also operates remote ATM locations in the Union, Chatham and Madison New Jersey Transit train stations, Union Hospital and the Boys and Girls Club of Union.

Union Center National Bank is the largest commercial bank headquartered in Union County; it was chartered in 1923 and is a full-service banking company.

Center recently announced the acquisition of Beacon Trust Company. Beacon Trust Company is a privately held limited purpose trust company with $1.3 billion in managed assets based in Madison, New Jersey. Once completed, the transaction will introduce for the first time to Center Bancorp's customers a full range of trust and investment services, including investment management, executorship, trusteeship, estate planning, pension and profit sharing, and custodian capabilities. The merger will add to non-interest income, diversify the Company's earnings stream and is expected to be accretive to the Company's earnings per share in the first 12 months following closing.

Following the acquisition, Beacon Trust Company will become a wholly owned subsidiary of Center Bancorp, but will maintain its name and management structure. Arthur W. Hyde, Beacon Trust's Chairman, President and Chief Executive Officer, will continue to lead the company.

For further information regarding Center Bancorp, Inc., call 1-(800)-862-3683. For information regarding Union Center National Bank, visit our web site at http://www.centerbancorp.com

Forward-Looking Statements

All non-historical statements in this press release (including statements regarding the expected impact of the proposed transaction, the anticipated accretive impact of the proposed transaction and the timing of the proposed transaction) constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may use such forward-looking terminology as "expect," "look," "believe," "plan," "anticipate," "may," "will" or similar statements or variations of such terms or otherwise express views concerning trends and the future. Such forward-looking statements involve certain risks and uncertainties. These include, but are not limited to, the market reaction to the proposed transaction, the ability of the Company to integrate its new business, as well as the effects of international, national, regional and local economic conditions and legal and regulatory barriers and structure, including those relating to the deregulation of the financial services industry, and other risks cited in reports filed by the Corporation with the Securities and Exchange Commission. Actual results may differ materially from such forward-looking statements. Center Bancorp, Inc. assumes no obligation for updating any such forward-looking statement at any time.

Other Matters

Center Bancorp plans to file a Registration Statement on SEC Form S-4 in connection with the merger and the parties expect to mail a Proxy Statement/Prospectus to shareholders containing information about the merger. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN THEY ARE AVAILABLE. THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT CENTER BANCORP, THE MERGER AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of these documents through the web site maintained by the U.S. Securities and Exchange Commission at http://www.sec.gov. In addition to the Registration Statement and the Proxy Statement/Prospectus, Center Bancorp files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements and other information filed by Center Bancorp at the SEC public reference rooms at 100 F. Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on public reference rooms. Center Bancorp's filings with the Commission also are available to the public from commercial document-retrieval services and at the web site maintained by the Commission at http://www.sec.gov. Beacon Trust Company, its directors, executive officers and certain members of management and employees may be soliciting proxies from Beacon Trust Company's stockholders in favor of the adoption of the merger agreement. A description of any interests that Beacon Trust Company's directors and executive officers have in the merger will be available in the Proxy Statement/Prospectus. This press release does not constitute an offer of any securities for sale.

Investor Inquiries:
Anthony C. Weagley
Vice President and Treasurer
Center Bancorp
(908) 206-2886

Media Inquiries:
Mike Pascale or Tom Johnson Abernathy MacGregor
(212) 371-5999